NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of September 28, 2007 (this "Agreement"), is entered into by and among Dirt Motor Sports, Inc., d/b/a World Racing Group, Inc. a Delaware corporation (the "Company"), and the other signatories hereto____________________ (each a "Lender" and collectively, the "Lenders").

RECITALS

    On the terms and subject to the conditions set forth herein, Lenders are willing to purchase from Company and Company is willing to issue and sell to Lenders, Senior Secured Promissory Notes, substantially in the form attached hereto as Exhibit A (each a "Note" and collectively, the "Notes"), in the principal amount of up to Fifteen Million Dollars ($15,000,000), subject to the conditions set forth in Section 9(a)(ii);

    As additional consideration for the issuance of the Notes by the Company, the Company is issuing to the Lenders shares of common stock, $0.001 par value per share ("Common Stock"), of the Company at the rate of 275,000 shares for each One Million Dollars ($1,000,000) of principal amount of Notes purchased pursuant to this Agreement (or in the event a Lender would beneficially own more than 4.99% of all of the outstanding Common Stock after giving effect to the forgoing issuance of Common Stock to such Lender, shares of the Company's Series E Preferred Stock convertible into a like number of shares of Common Stock) (collectively, the "Note Shares");

    As a condition to the purchase of the Notes and the Note Shares, the Company has agreed to grant a continuing security interest in all of the assets of the Company, excluding any vehicles and leased equipment (the "Assets"), on substantially the terms and conditions set forth in a Security Agreement attached hereto as Exhibit B, and to grant a mortgage lien in certain real property (the "Real Property" and together with the Assets, the "Collateral") owned by the Company on substantially the terms and conditions set forth in a form of Mortgage attached hereto as Exhibit C (each a "Mortgage" and collectively, the "Mortgages"); and

    As an additional condition to the purchase of the Notes and the Note Shares, each Subsidiary (as defined herein) has agreed, on a joint and several basis with the other Subsidiaries, to guaranty, on a joint and several basis with the other Subsidiaries, the full and prompt payment of the principal of and interest on the Notes and performance of the Company of all of its present and future obligations as set forth in the Transaction Documents, on substantially the terms and conditions set forth in the Guaranty attached hereto as Exhibit D (the "Guaranty"). This Agreement, the Notes, the Guaranty, the Security Agreement, the Escrow Agreement (as defined herein) and the Mortgages are referred to herein collectively as the "Transaction Documents").

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

    Issuance and Sale of the Note and Note Shares. In reliance upon the representations, warranties and covenants of the parties set forth herein, the Company agrees to issue, sell and deliver to each Lender, and each Lender agrees, severally and not jointly, to purchase from the Company a Note in the principal amount set forth below Lender's name on the signature page hereto and that number of Note Shares set forth below Lender's name on the signature page hereto. The purchase price for the Note and Note Shares shall be equal to the principal amount indicated on the face of the Note and set forth below Lender's name on the signature page hereto. The Company and the Lender are executing and delivering this Agreement and issuing the Notes and Note Shares in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder. The Notes and the Note Shares are sometimes collectively referred to herein as the "Securities").

    Closing; Delivery. The Company will deliver to Lenders the Notes against receipt by the Company of the purchase price for the Notes in an aggregate purchase price of up to Fifteen Million Dollars ($15,000,000) (the "Purchase Price"). The Purchase Price shall be paid in cash or by cancellation of outstanding indebtedness. The Note Shares shall be issued within five (5) business days following the receipt by the Company of the purchase price for the Note.

      Initial Closing. The initial closing (the "Initial Closing") of the purchase and sale of the Notes and Note Shares to be acquired by the Lenders from the Company under this Agreement shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 at 10:00 a.m., New York time (i) on or before September 28, 2007; provided, that all of the conditions set forth in Sections 6 and 7 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith and Lenders have executed this Agreement to purchase at least $9,000,000 principal amount of the Notes (inclusive of the principal amount of short term notes funded prior to the Initial Closing Date exchanged into Notes in connection with the Initial Closing), or (ii) at such other time and place or on such date as the Lenders and the Company may agree upon (the "Initial Closing Date"). The Company acknowledges that a portion of the Purchase Price shall be paid by certain Lenders surrendering for cancellation certain short term notes issued by the Company to such Lenders prior to the Initial Closing Date. At the Initial Closing, each Lender shall deliver its Purchase Price by wire transfer to an escrow account designated by the escrow agent or if all or any part of the Purchase Price is being paid by cancellation of outstanding indebtedness, by delivery to the Company of any note or other document evidencing such indebtedness.

      Additional Closings. After the Initial Closing, the Company may conduct any number of additional closings (each, an "Additional Closing") until $15,000,000 principal amount of Notes have been issued and sold to the Lenders. The Initial Closing and Additional Closings are sometimes referred to herein as a "Closing". The date of any Additional Closing is hereinafter referred to as the "Additional Closing Date". At each Additional Closing, each Lender shall deliver its Purchase Price by wire transfer to an escrow account designated by the escrow agent.

    Representations and Warranties of the Company. The Company hereby represents and warrants to Lender that the statements contained in the following paragraphs of this Section are all true and correct as of the date hereof and as of the time of issuance of the Note (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein):

      Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. The Company does not have any Subsidiaries (as defined in Section 3(h)) or own securities of any kind in any other entity except as set forth on Schedule 3(h) hereto. The Company and each such Subsidiary (as defined in Section 3(h)) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under the Transaction Documents in any material respect.

      Corporate Power. The Company has all requisite legal and corporate power to enter into, execute and deliver the Transaction Documents. This Agreement, the Guaranty, the Security Agreement and the Mortgages are, and, upon issuance, the Notes will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

      Authorization. All corporate and legal action on the part of the Company, its officers, directors and shareholders necessary for the execution and delivery of the Transaction Documents, the sale and issuance of the Note and the Note Shares, and the performance of the Company's obligations hereunder and under the other Transaction Documents, have been taken. When paid for and issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Note Shares are issued and paid for in accordance with the terms of this Agreement, such Note Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

      Capitalization. The authorized capital stock of the Company as of the date hereof is set forth on Schedule 3(d) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as set forth in this Agreement and as set forth on Schedule 3(d) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on Schedule 3(d) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 3(d) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 3(d), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as disclosed on Schedule 3(d), (i) there are no outstanding debt securities, or other form of material debt of the Company or any of its Subsidiaries, (ii) there are no contracts, commitments, understandings, agreements or arrangements under which the Company or any of its Subsidiaries is required to register the sale of any of their securities under the Securities Act, (iii) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities, (v) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements, or any similar plan or agreement and (vi) as of the date of this Agreement, except as disclosed on Schedule 3(d), to the Company's and each of its Subsidiaries' knowledge, no person or group of related persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act (as defined below))) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. Any person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has waived such rights or the time for the exercise of such rights has passed, except where failure of the Company to receive such waiver would not have a Material Adverse Effect. Except as set forth on Schedule 3(d), there are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any Company Plan) the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents. Except as set forth in Schedule 3(d), none of the transactions contemplated by this Agreement or by any of the other Transaction Documents shall cause, directly or indirectly, the acceleration of vesting of any options issued pursuant the Company's stock option plans.

      No Conflicts. The execution, delivery and performance by the Company of its obligations under the Transaction Documents will not: (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation (the "Certificate") or by-laws ("Bylaws"), or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets (including, without limitation, the Collateral) is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect.

      No Approvals. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Document.

      Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). At the times of their respective filings, the Form 10-QSB for the fiscal quarters ended June 30, 2006, September 30, 2006, March 31, 2007 and June 30, 2007 (collectively, the "Form 10-QSB") and the Form 10-KSB for the fiscal year ended December 31, 2006 (the "Form 10-KSB") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-QSB and Form 10-KSB did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Subsidiaries. Schedule 3(h) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 3(h) hereto, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 3(h) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

      No Material Adverse Change. Since December 31, 2006, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 3(i) hereto and as disclosed in its Commission Documents.

      No Undisclosed Liabilities. Except as disclosed on Schedule 3(j) hereto, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

      No Undisclosed Events or Circumstances. Since December 31, 2006, except as disclosed on Schedule 3(k) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

      Indebtedness. Schedule 3(l) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or Indebtedness for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

      Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 3(m) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. Any leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect. Schedule 3(m) sets forth a complete list of all real property owned by the Company and its Subsidiaries.

      Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or on Schedule 3(n) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 3(o) hereto or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      Taxes. The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 3(p) hereto or in the Commission Documents, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

      Certain Fees. Except as set forth on Schedule 3(q) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

      Disclosure. Except for the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Lenders or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. To the Company's knowledge, neither the representations and warranties contained in Section 3 of this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Lenders by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

      Operation of Business. Except as set forth on Schedule 3(s) hereto, the Company and each of the Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except where failure to own such property or possess such rights would not have a Material Adverse Effect.

      Environmental Compliance. Except as set forth on Schedule 3(t) hereto or in the Commission Documents, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. To the Company's knowledge, the Company has all necessary governmental approvals required under all Environmental Laws as necessary for the Company's business or the business of any of its subsidiaries. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect and to the knowledge of the Company, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

      Books and Records; Internal Accounting Controls. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

      Material Agreements. Except for the Transaction Documents (with respect to clause (i) only), as disclosed in the Commission Documents or as set forth on Schedule 3(v) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the Company's knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

      Transactions with Affiliates. Except as set forth on Schedule 3(w) hereto and in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company's most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

      Securities Act of 1933. Based in material part upon the representations herein of the Lenders, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

      Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 3(y) hereto. Except as set forth on Schedule 3(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed. No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

      Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Lenders, or any person or entity that owns a beneficial interest in any of the Lenders, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(aa), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

      Independent Nature of Lenders. Except as otherwise provided in the Section 11(c) of this Agreement: (i) the Company acknowledges that the obligations of each Lender under the Transaction Documents are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under the Transaction Documents; (ii) the Company acknowledges that the decision of each Lender to purchase securities pursuant to this Agreement has been made by such Lender independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Lender or by any agent or employee of any other Lender, and no Lender or any of its agents or employees shall have any liability to any Lender (or any other person) relating to or arising from any such information, materials, statements or opinions; (iii) the Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Lender pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents; (iv) the Company acknowledges that each Lender shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose; (v) the Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Lenders and such counsel does not represent all of the Lenders but only such Lender and the other Lenders have retained their own individual counsel with respect to the transactions contemplated hereby; (vi) the Company acknowledges that it has elected to provide all Lenders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Lenders.

      No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings in a manner that would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act. The Company does not have any registration statement pending before the Commission or currently under the Commission's review. Except as set forth on Schedule 3(cc) hereto, since December 1, 2006, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

      Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and presently applicable to the Company and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness and applicability of such provisions with respect to the Company.

    Representations and Warranties by Lender. Each Lender represents and warrants severally and not jointly, to the Company as of the time of issuance of the Note as follows:

      Organization and Standing. If Lender is an entity, Lender is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to carry on its business as now conducted and proposed to be conducted. If Lender is an entity, the address of its principal place of business is as set forth on the signature page hereto, and if Lender is an individual, the address of its principal residence is as set forth on the signature page hereto

      Power. If Lender is an entity, Lender has all requisite legal and corporate or other entity power and authority to enter into, execute and deliver each of the Transaction document to which it is a party. Each Transaction Document to which Lender is a party has been duly and validly authorized, executed and delivered by Lender is the valid and binding obligation of Lender, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

      Authorization. If Lender is an entity, all corporate or other entity and legal action on the part of Lender, its officers, directors, managers, shareholders, partners, or members, as applicable, necessary for the execution and delivery of the Transaction Documents to which it is a party, the purchase of the Note and the performance of Lender's obligations such Transaction Documents have been taken.

      No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement or the other Transaction Documents by Lender nor the performance by Lender of its obligations hereunder will: (i) if Lender is an entity, conflict with Lender's Certificate or Bylaws, or other similar organizational documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Lender or any of the properties or assets of Lender; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Lender under, or result in the creation or imposition of any lien upon any properties, assets or business of Lender under, any material contract or any order, judgment or decree to which Lender is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its ability to perform its obligations under the Transaction Documents.

      Acquisition for Investment. The Lender is purchasing the Note and Note Shares (collectively, the "Securities") solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Lender does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Lender does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. The Lender acknowledges that it (i) has such knowledge and experience in financial and business matters such that Lender is capable of evaluating the merits and risks of Lender's investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation, and (iv) has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction.

      Rule 144. The Lender understands that the Securities are "restricted securities" as defined in Rule 144, and must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. The Lender acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Lender has been advised that Rule 144 permits resales only under certain circumstances. The Lender understands that to the extent that Rule 144 is not available, such Lender will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

      No General Solicitation. The Lender acknowledges that the Securities were not offered to such Lender by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television, radio or the internet, or (ii) any seminar or meeting to which such Lender was invited by any of the foregoing means of communications. The Lender, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

      Accredited Investor. The Lender is an "accredited investor" (as defined in Rule 501 of Regulation D), and such Lender has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Lender is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Lender is not a broker-dealer. The Lender acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

      Title. If the Lender is paying all or any part of the Purchase Price by cancellation of outstanding indebtedness ("Debt"), such Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Debt, free and clear of all rights and Encumbrances (as defined below), such Holder has full power and authority to forgive the Debt and, other than the transactions contemplated by this Agreement, there is no outstanding plan, pending proposal, or other right of any person to acquire all or any of the Debt. Encumbrances shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

    Security. The Company's obligations under the Notes shall be secured by the Security Agreement and the Mortgages.

    Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Lenders at each Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

      Accuracy of the Lenders' Representations and Warranties. The representations and warranties of each Lender shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

      Performance by the Lenders. Each Lender shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Lenders at or prior to each Closing Date.

      No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      Delivery of Purchase Price. The Purchase Price for the Securities shall have been delivered to the Company on each Closing Date.

      Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Lenders and, with respect to the Escrow Agreement, the escrow agent, to the Company.

      Escrow Agreement. At the Closing, the Lenders shall have executed and delivered the Escrow Agreement.

    Conditions Precedent to the Obligation of the Lenders to Close and to Purchase the Securities. The obligation hereunder of the Lenders to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Lenders' sole benefit and may be waived by the Lenders at any time in their sole discretion.

      Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

      Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

      No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

      Opinion of Counsel. The Lenders shall have received an opinion of counsel to the Company, dated the date of each Closing, substantially in the form of Exhibit E hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Lenders.

      Notes. At or prior to each Closing Date, the Company shall have delivered to the Lenders the Notes (in such denominations as each Lender may request).

      Secretary's Certificate. The Company shall have delivered to the Lenders a secretary's certificate, dated as of each Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

      Officer's Certificate. On each Closing Date, the Company shall have delivered to the Lenders a certificate signed by an executive officer on behalf of the Company, dated as of each Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of each Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(d) and (m) of this Section 7 as of each Closing Date (provided that, with respect to the matters in paragraphs (d) of this Section 7, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

      Security Agreement. At the Closing, the Company shall have executed and delivered the Security Agreement to each Lender.

      Mortgages. At the Closing, the Company shall have executed the Mortgages.

      Guaranty. At the Closing, the Subsidiaries shall have executed the Guaranty.

      UCC Financing Statements. The Company shall have filed the UCC-1 financing statement(s) in substantially the forms attached hereto as Exhibit F with the Secretary of State of the State(s) of Delaware and Florida.

      Material Adverse Effect. No Material Adverse Effect shall have occurred at or before each Closing Date.

      Escrow Agreement. At the Closing, the Lenders shall have executed and delivered the Escrow Agreement.

      Consent of Holders of Series D Preferred Shares. At the Closing, the Company shall have received the consent of at least eighty percent (80%) of the holders of the Company's Series D Convertible Preferred Stock to complete the transactions contemplated in this Agreement.

    Intentionally Omitted.

    Covenants. The Company covenants with each Lender as follows, which covenants are for the benefit of each Lender and their respective permitted assignees.

      Use of Proceeds. The Company shall use the proceeds from the Notes as follows:

      (i) $12,000,000 of the proceeds shall be used as follows:

      (1) no less than $1,500,000 and no greater than $2,500,000 for the repayment of the outstanding principal amount of the following mortgages: (x) the mortgage  dated June 30, 2005 relating to the purchase of Volusia Speedway Park and (y) the mortgage dated November 7, 2004 relating to the purchase of Lernerville Speedway; provided, that, the allocation of such proceeds earmarked in this Section 9(a)(i)(1) to make partial, full or no payments of the outstanding principal amount of the mortgages described in (x) and (y) hereof shall be at the Company's sole discretion.

      (2) $423,000 for repayment of the outstanding principal amount plus such additional amount for payment of accrued interest on the promissory note in favor of Glenn Donnelly relating to the Company's purchase of Dirt Motor Sports, Inc.; and

      (3) the balance for general corporate and working capital purposes.

      (ii) Any amount in excess of $12,000,000 in proceeds shall be restricted to use by the Company for (i) the repayment of any outstanding mortgages on property owned by the Company, or (ii) in connection with a bona fide strategic investment or transaction.

      Additional Debt. Other than (i) promissory notes issued in payment of interest under the Notes and (ii) up to $500,000 for the purchase or lease of vehicles or equipment secured by such vehicles or equipment, the Company shall not issue any securities or other financial instruments that rank senior to or pari-passu to the Notes, without the prior written consent of the Required Lenders. "Required Lenders" shall mean any Lender or group of Lenders if the sum of the principal amount of the Notes then outstanding held by such Lenders aggregates at least sixty percent (60%) of the total principal amount of all of the Notes then outstanding. Such relative principal amount of each Lender is referred to herein as such Lender's "Ratable Share".

      Payments under the Notes. Amounts owing by the Company under the Notes shall be allocated to each Lender according to its Ratable Share, and each payment or prepayment by the Company with respect to principal, interest or other amounts due from the Company to the Lenders with respect to the Notes, shall be made in proportion to the Ratable Share of each Lender.

      Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Lenders, or their respective subsequent holders.

      Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Lenders may reasonably request, all to the extent required from time to time to enable the Lenders to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Lenders, the Company shall deliver to the Lenders a written certification of a duly authorized officer as to whether it has complied with the issuer requirements of Rule 144.

      Inspection Rights. Provided the same would not be in violation of Regulation FD, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Lender or any employees, agents or representatives thereof, so long as such Lender shall be obligated hereunder to purchase the Notes, for purposes reasonably related to such Lender's interests as a stockholder, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the publicly available, non-confidential affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors and key employees.

      Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

      Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

      Reporting Requirements. If the Commission ceases making the Company's periodic reports available via the Internet without charge, then the Company shall furnish the following to each Lender so long as such Lender shall be obligated hereunder to purchase the Securities or shall beneficially own Securities:

          Quarterly Reports filed with the Commission on Form 10-QSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

          Annual Reports filed with the Commission on Form 10-KSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

          Copies of all notices, information and proxy statements in connection with any meetings that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

      Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

      Reporting Status. So long as a Lender beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

      Disclosure of Transaction. The Company shall issue a press release describing all the material terms of the transactions contemplated hereby (the "Press Release") on the day of each Closing but in no event later than one hour after such Closing; provided, however, that if the Closing occurs after 4:00 P.M. Eastern Time on any Trading Day, the Company shall issue the Press Release no later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing Date. The Company shall also file with the Commission a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the form of Note, the Guaranty, the Mortgages, the Security Agreement and the Press Release) as soon as practicable following each Closing Date but in no event more than two (2) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and reasonable comment by the Lenders. "Trading Day" means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

      Disclosure of Material Information. The Company covenants and agrees that except for the information included in the Transaction Documents, neither it nor any other person acting on its behalf has provided or will provide any Lender or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Lender shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Lender shall be relying on the foregoing representations in effecting transactions in securities of the Company.

      Pledge of Securities. The Company acknowledges that the Securities may be pledged by a Lender in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Lender effecting a pledge of the Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. At the Lenders' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Lender.

      Subsidiary Guarantors. The Company agrees to cause each Subsidiary created or acquired by the Company from the date hereof to execute and deliver to the Lenders a Guaranty pursuant to which such Subsidiary will unconditionally guaranty, on a joint and several basis with the other Subsidiaries, the full and prompt payment of the principal of and interest on the Notes.

      Participation Right.

          So long as the Notes are outstanding, commencing on the date hereof and terminating on such date as the Company has sold Subsequent Financing Securities for a purchase price equal to twice the principal amount of Notes issued and sold hereunder, each Lender shall have a right to purchase its Pro Rata Portion of all Subsequent Financing Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Subsequent Financing Securities excluded by Section 9(q) hereof (each an "Offering"). Each Lender's "Pro Rata Portion" shall equal the product of fifty percent (50%) of the gross dollar amount of the Subsequent Financing Securities proposed be issued and sold by the Company and a fraction the numerator of which shall be the principal amount of the Note purchased by such Lender hereunder and the denominator of which shall be the aggregate principal amount of all Notes issued hereunder. The term "Subsequent Financing Securities" shall mean: (i) any Common Stock, preferred stock or other security of the Company, (ii) any security convertible or exercisable, with or without consideration, into any Common Stock, preferred stock or other security of the Company, or (iii) any promissory note, debenture or other debt issued by the Company.

          Notice of Right. In the event the Company proposes to undertake an issuance of Subsequent Financing Securities, it shall give the Lenders written notice of its intention, describing the type of Subsequent Financing Securities and the price and terms upon which the Company proposes to issue the same and the proposed closing date of the issuance of Subsequent Financing Securities, which shall be within twenty (20) calendar days from the date of such notice. Each Lender shall have ten (10) days from the date of receipt of any such notice to agree to purchase any shares of such Subsequent Financing Securities (up to such Lender's Pro Rata Portion), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of Subsequent Financing Securities to be purchased.

          Right of Over-Allotment. The Company shall offer to each Lender who has elected to purchase its full Pro Rata Portion (a "Fully-Exercising Holder"), by the giving of written notice, any Subsequent Financing Securities that the Lenders had a right to purchase hereunder which such Lenders did not previously elect to purchase. The Fully-Exercising Holders shall thereafter have ten (10) days from the date of receipt of such written notice to agree to purchase all or any portion of such available Subsequent Financing Securities; in the event that the Fully-Exercising Holders collectively elect to purchase more than the available Subsequent Financing Securities, the Subsequent Financing Securities shall be made available to the Fully-Exercising Holders ratably, in accordance with their respective Pro Rata Portions.

          Exercise of Rights. If one or more Lenders exercises its right of first offer hereunder, the closing of the purchase of the Subsequent Financing Securities with respect to which such right has been exercised shall take place within twenty (20) days following the giving of notice to Lenders under Section 9(q) hereof.

          Lapse and Reinstatement of Right. The Company shall have twenty (20) days following the giving of notice to Lenders under Section 9(q) hereof to sell the Subsequent Financing Securities included in the Offering at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the Subsequent Financing Securities or entered into an agreement to sell the Subsequent Financing Securities within twenty (20) days following the giving of notice to Lenders under Section 9(q), the Company shall not thereafter issue or sell any Subsequent Financing Securities without first offering such securities to the Lenders in the manner provided above.

      Excluded Subsequent Financing Securities. The rights of first offer established by Section 9(p) shall have no application to any of the following Subsequent Financing Securities:

          Subsequent Financing Securities issued or issuable upon conversion or exercise of any preferred stock, warrants, options, convertible debt or other rights to acquire any securities of the Company outstanding as of the date hereof;

          Subsequent Financing Securities issued or issuable to employees, officers, directors, consultants or other persons performing services for the Company pursuant to any stock option plan, stock purchase plan, management incentive plan, consulting agreement or arrangement or other contract or undertaking approved by the Board of Directors of the Company;

          Subsequent Financing Securities issued in a public offering; or

          Subsequent Financing Securities issued to acquire assets or an ownership interest in any business or entity.

      Additional Covenants. The Company shall comply with, and cause each Subsidiary to comply with, any covenants set forth in Section 6 of the Notes.

      10. Indemnification.

      (a) General Indemnity. The Company agrees to indemnify and hold harmless the Lenders (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Lenders as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Lender severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Lender herein. The maximum aggregate liability of each Lender pursuant to its indemnification obligations under this Section 10 shall not exceed the portion of the Purchase Price paid by such Lender hereunder.

      Indemnification Procedure. Any party entitled to indemnification under this Section 10 (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 10 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Section 10 to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section 10 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

      11. Miscellaneous

      Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay, at the Closing all actual attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by one counsel to the Lenders in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder and any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. In addition, the Company shall pay all reasonable fees and expenses incurred by the Lenders in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Notes and the Note Shares pursuant hereto.

      (b) Confidentiality; Non-Public Information. Lender acknowledges and agrees that that the existence of this Agreement and the information contained herein and in the other Transaction Documents is of a confidential nature and shall not, without the prior written consent of the Company, be disclosed by Lender to any person or entity, other than Lender's personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and that it shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the subject matter of this Agreement, the Guaranty, the Note or the Security Agreement. Lender further acknowledges and agrees that the information contained herein and in the other documents relating to this transaction may be regarded as material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, Lender shall not purchase or sell any securities of the Company, or communicate such information to any other person.

      (c) Waivers and Amendments; Actions by Lenders. Any provision of this Agreement, the Security Agreement, the Mortgages, the Guaranty, or the Notes may be amended, waived or modified upon the prior written consent of both the Company and the Required Lenders; provided, further, that no amendment or waiver approved pursuant to the preceding clause may apply to less than all of the Lenders, without the approval of each Lender whose interest would be adversely affected. Without the written consent of the Required Lenders, no Lender may release any of the Collateral, bring an action to enforce rights against the Company or any guarantor of the Notes, exercise remedies with respect to an Event of Default (as defined in the Notes), enforce remedies under the Security Agreement or otherwise take action against or with respect to the Collateral, or enforce remedies under the Guaranty. Any such amendment, modification, waiver, agreement or action effected in accordance with this Section 11(c) shall be binding upon the Company and each Lender and his or its successors and assigns even if they do not execute such document. No consideration shall be offered or paid to any Lender to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. This provision constitutes a separate right granted to each Lender by the Company and shall not in any way be construed as the Lenders acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

      Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

      Consent to Jurisdiction; Venue.

      The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Lender consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 11(e) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Lenders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

      Entire Agreement. This Agreement together with the exhibits attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

      Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered or sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent to the addresses listed on the signature page hereto or at such other addresses as the parties shall have furnished to each other in writing. Notices sent via hand delivery shall be effective when received, notices sent facsimile shall be effective upon written confirmation of transmission (if also sent by another form of notice permitted hereunder within 24 hours of sending the facsimile), notices sent by overnight courier shall be effective upon receipt, and notices mailed by certified or registered mail, postage prepaid return receipt requested, shall be effective five business days after deposit with the U.S. Postal Service.

      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. The Lenders may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

      No Third Party Beneficiaries. Except as contemplated by Section 11 hereof, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      Validity. If any provision of this Agreement or the Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

ADDRESS: DIRT MOTOR SPORTS, INC. D/B/A WORLD RACING GROUP, INC.:

By:
Name: Brian Carter
Title: Chief Financial Officer

ADDRESS: LENDER:

By:
Name:
Title:

Principal Amount of Note Purchased: $_________

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): ____________

If paying all or part of the Purchase Price by exchanging short term notes, set forth the principal amount of the short term notes being exchanged: $ __________